UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

MORGAN STANLEY VARIABLE INVESTMENT SERIES
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required
☐ Fee paid previously with preliminary materials
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

MORGAN STANLEY VARIABLE INVESTMENT SERIES
INCOME PLUS PORTFOLIO

c/o Morgan Stanley Investment Management Inc.
522 Fifth Avenue, New York, New York 10036

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
July 7, 2023

To the Shareholders of the Income Plus Portfolio:

Notice is hereby given of a Special Meeting of Shareholders (the "Meeting") of the Income Plus Portfolio (the "Portfolio"), a series of Morgan Stanley Variable Investment Series (the "Trust"), to be held on July 7, 2023 at 9:00 a.m., New York local time, at the principal executive office of the investment adviser for the Portfolio, Morgan Stanley Investment Management Inc., Conference Room 3F, 3rd Floor, 522 Fifth Avenue, New York, NY 10036, and any adjournments or postponements thereof.

The Meeting is being held for the following purposes:

1.  To consider and act upon a proposal to liquidate the Portfolio pursuant to the Plan of Liquidation adopted by the Trust's Board of Trustees (the "Proposal").

2.  To consider and act upon any other business as may properly come before the Meeting.

A copy of the Plan of Liquidation adopted by the Trust's Board of Trustees is attached as Exhibit A to the proxy statement. Only holders of record of shares of the Portfolio as of the close of business on May 1, 2023, the record date for the Meeting, are entitled to notice of, and to vote at, the Meeting or any adjournments or postponements thereof.

The Portfolio offers its shares only to insurance companies (and other funds that serve as underlying investment options for variable insurance and annuity contracts (i.e., variable insurance funds)) for separate accounts that such insurance companies establish to fund variable life insurance and variable annuity contracts, and, in some cases, the Portfolio may be offered to other entities under qualified pension and retirement plans. You own a variable annuity contract or a variable life insurance policy (each, a "Contract") issued by an insurance company that offers the Portfolio as an underlying investment option for the Contract (each, a "Participating Insurance Company") and you have allocated a portion of your Contract value to the Portfolio (each, a "Contract Owner").

Contract Owners who select the Portfolio for investment through a Contract have a beneficial interest in the Portfolio, but do not invest directly in or hold shares of the Portfolio (i.e., individual Contract Owners are not shareholders of record of the Portfolio). As a Contract Owner, you have the right to instruct the Participating Insurance Company on how to vote the Portfolio shares attributable to your Contract at the Meeting. If a Participating Insurance Company does not receive timely voting instructions from a Contract Owner, that Participating Insurance Company will vote such shares in the same proportions as those for which voting instructions are timely received. This proportional voting could result in a small number of Contract Owners determining the vote on the Proposal.

MARY E. MULLIN
Secretary

Dated: [May 22], 2023

You can help avoid the necessity and expense of sending follow-up letters to ensure a quorum by promptly returning the enclosed Proxy Card(s) or Voting Instruction Card(s). If you are unable to be present in person at the Meeting, please fill in, sign and return the enclosed Proxy Card(s) or Voting Instruction Card(s) so that the necessary quorum may be represented at the Meeting. The enclosed envelope requires no postage if mailed in the United States. Shareholders will be able to vote telephonically by telephone or electronically on the Internet by following instructions contained on their Proxy Card(s) or Voting Instruction Card(s).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 7, 2023:

The Proxy Statement for the Special Meeting of Shareholders is available on the Internet at the website address located on the enclosed Proxy Card(s) or Voting Instruction Card(s).

MORGAN STANLEY VARIABLE INVESTMENT SERIES
INCOME PLUS PORTFOLIO

c/o Morgan Stanley Investment Management Inc.
522 Fifth Avenue, New York, New York 10036

PROXY STATEMENT

Special Meeting of Shareholders
July 7, 2023

This Proxy Statement is furnished by the Board of Trustees (the "Board," the trustees of which are referred to as the "Trustees") of Morgan Stanley Variable Investment Series (the "Trust") in connection with the solicitation of proxies (separately referred to as a "Proxy" and collectively referred to as "Proxies") by the Board for use at the Special Meeting of Shareholders (the "Meeting") of Income Plus Portfolio (the "Portfolio"), a series of the Trust, to be held on July 7, 2023 at 9:00 a.m., New York local time, at the principal executive office of the Portfolio's investment adviser, Morgan Stanley Investment Management Inc. (the "Adviser"), 522 Fifth Avenue, Conference Room 3F, 3rd Floor, New York, NY 10036. It is expected that the Notice of Special Meeting of Shareholders, Proxy Statement and Proxy Voting Card and/or Voting Instruction Card will first be mailed to applicable insurance companies (each, an "Insurance Company" and collectively, the "Insurance Companies") on or about May 22, 2023, and the Trust anticipates that each Insurance Company will in turn furnish this Proxy Statement to Shareholders (as defined below). The purpose of the Meeting, the matters to be acted upon and the commencement time of the Meeting are set forth in the accompanying Notice of Special Meeting of Shareholders.

The Meeting is being held for the following purposes:

1.  To consider and act upon a proposal to liquidate the Portfolio pursuant to the Plan of Liquidation adopted by the Trust's Board of Trustees (the "Proposal").

2.  To consider and act upon any other business as may properly come before the Meeting.

The Portfolio offers its shares only to Insurance Companies (and other funds that serve as underlying investment options for variable insurance and annuity contracts (i.e., variable insurance funds)) for separate accounts ("Separate Accounts") that such insurance companies establish to fund variable life insurance and variable annuity contracts, and, in some cases, the Portfolio may offer its shares to other entities under qualified pension and retirement plans. Although the Separate Accounts are the shareholders of record of the Portfolio, you are receiving this Proxy Statement because you own a variable annuity contract or a variable life insurance policy (each, a "Contract") issued by an Insurance Company that offers the Portfolio as an underlying investment option for the Contract and you have allocated a portion of your Contract value to the Portfolio (each, a "Contract Owner"). You may also be receiving these proxy materials because you are among those who own shares of the Portfolio through a qualified pension or retirement plan. For ease and clarity of presentation, Contract Owners are described as if they are voting directly on the Proposal, as opposed to directing an Insurance Company that issued their Contract to vote on the Proposal, Contract Owners (and other persons or entities that have voting rights or are being asked to provide voting instructions) are referred to as "Shareholders," and a voting instruction may be referred to as a "vote."

Contract Owners who select the Portfolio for investment through a Contract have a beneficial interest in the Portfolio, but do not invest directly in or hold shares of the Portfolio (i.e., individual Contract Owners are not shareholders of record of the Portfolio). As a Contract Owner, you have the right to instruct the Insurance Company that issued your Contract on how Portfolio shares attributable to your Contract should be voted at the Meeting as though you are a direct shareholder of the Portfolio. The Insurance Companies will furnish this Proxy

Statement to Contract Owners participating in Separate Accounts that hold shares entitled to vote on the Proposal. Each Insurance Company will solicit voting instructions from those Contract Owners.

If the accompanying Proxy Card(s) is properly executed and returned on time, or your vote is submitted by telephone or on the Internet, to be voted at the Meeting, the Proxies named therein will vote the Portfolio shares represented by it in accordance with such vote. If you sign the Proxy Card(s) without otherwise indicating a vote on a Proposal, the Insurance Company will vote FOR the Proposal set forth in the Notice and described in this Proxy Statement. A Proxy may be revoked at any time prior to its exercise by any of the following: written notice of revocation to the Secretary of the Trust, execution and delivery of a later dated Proxy to the Secretary of the Trust (whether by mail or, as discussed below, by telephone or the Internet, if returned and received in time to be voted), or attendance and voting at the Meeting. Attendance at the Meeting will not in and of itself revoke a Proxy; you must also vote in person at the Meeting.

Each Insurance Company will vote the Shares held in its Separate Accounts: (i) for which timely voting instructions are received from Contract Owners, in accordance with such instructions; and (ii) for which no voting instructions are timely received, in the same proportion as the instructions received from Contract Owners participating in all of its Separate Accounts. The Insurance Companies will vote all other shares of the Portfolio held by them in the same proportion as the voting instructions timely received by all the Insurance Companies from Contract Owners participating in all their Separate Accounts. This proportional voting could result in a small number of Contract Owners determining the vote on the Proposal.

The Board has fixed the close of business on May 1, 2023 as the record date (the "Record Date") for the determination of Shareholders entitled to notice of, and to vote at, the Meeting and at any adjournments or postponements thereof. Each full share will be entitled to one vote at the Meeting, and each fraction of a share will be entitled to the fraction of a vote equal to the proportion of a full share represented by the fractional share. As of the Record Date, the Portfolio had [ ] shares outstanding and entitled to vote.

Voting instructions from Contract Owners may be revoked at any time prior to their exercise by: (i) mailing written instructions addressed to the Secretary of the Trust; or (ii) signing and returning a new Voting Instruction Card. A Contract Owner may also attend the Meeting in person to revoke previously provided voting instructions prior to their exercise and to provide new voting instructions. A Contract Owner's attendance at the Meeting will not in and of itself revoke the Contract Owner's voting instructions; the Contract Owner must provide new voting instructions in person at the Meeting prior to the exercise of the previously submitted voting instructions.

Only one Proxy Statement may be delivered to multiple Shareholders sharing an address unless contrary instructions have been received. The Portfolio will furnish, upon written or oral request, a separate copy of the Proxy Statement to a Shareholder at a shared address to which a single Proxy Statement was delivered. Requests for a separate Proxy Statement, and notifications to the Trust that a Shareholder wishes to receive separate copies in the future, should be made in writing to the Trust, c/o Morgan Stanley Client Relations, Attn: Morgan Stanley Variable Investment Series, 2000 Crown Colony Drive, Quincy, MA 02169, or by calling toll-free (800) 869-6397. Multiple Shareholders who are sharing an address and currently receiving multiple copies of periodic reports and proxy statements may request to receive only one copy of such reports and proxy statements by calling toll-free (800) 869-6397.

The expenses of the liquidation, including the cost of printing, filing and proxy solicitation and legal and accounting expenses, are expected to be approximately $96,000, all of which will be borne by the Portfolio. In addition, the Portfolio would bear the transaction and other costs associated with liquidating the Portfolio's investments. Proxies may be solicited by mail and may be solicited in person or by telephone or facsimile by officers of the Trust, officers and regular employees of the Adviser and/or its affiliates, by the transfer agent or by a professional solicitation organization without special compensation therefor. The transfer agent services are currently provided by SS&C Global Investor and Distribution Solutions, Inc. Eaton Vance Management serves as the co-transfer agent.

Shareholders may be able to give voting instructions by telephone or on the Internet by following the instructions on the Voting Instruction Card accompanying this Proxy Statement. There are procedures designed to authenticate a Shareholder's identity to allow Shareholders to provide their voting instructions and confirm that their instructions have been properly recorded. To provide voting instructions by Internet or by telephone, Shareholders can access the website or call the toll-free number listed on the Voting Instruction Card. To vote by telephone or on the Internet, Shareholders will need the number that appears on the Voting Instruction Card in the shaded box.

The Trust will furnish, without charge, a copy of the Portfolio's annual report for its fiscal year ended December 31, 2022 and a copy of the Portfolio's semi-annual report for the period ended June 30, 2022 to any Shareholder requesting such reports. Requests for the Portfolio's annual report and semi-annual report should be made in writing to the Trust at Morgan Stanley Investment Management Inc., 522 Fifth Avenue, New York, NY 10036, or by calling toll-free (800) 869-6397. You may also view the Trust's annual report and semi-annual report on the Adviser's website at www.morganstanley.com/im.

Morgan Stanley Investment Management Inc. also serves as the Portfolio's administrator. The business address of Morgan Stanley Investment Management Inc. is 522 Fifth Avenue, New York, NY 10036. State Street Bank and Trust Company serves as sub-administrator to the Portfolio. The business address of State Street Bank and Trust Company is One Lincoln Street, Boston, MA 02111.

The Board unanimously recommends that you vote "FOR" the Proposal to liquidate the Portfolio pursuant to the Plan of Liquidation.

Your vote is important. Please return your Proxy Card(s) or Voting Instruction Card(s) promptly no matter how many shares you own.

PROPOSAL: LIQUIDATION OF THE PORTFOLIO

Introduction

On April 10, 2023, the Board unanimously approved the liquidation of the Portfolio pursuant to the Plan of Liquidation adopted by the Board (the "Plan of Liquidation"), a form of which is attached hereto as Exhibit A, and directed that the matter be submitted to the Portfolio's Shareholders for their consideration and approval. The Trust's Declaration of Trust requires that the Proposal (i.e., the liquidation of the Portfolio) be approved by the affirmative vote of a majority of the outstanding voting securities of the Portfolio, as that phrase is defined in the Investment Company Act of 1940 Act, as amended (the "1940 Act"). Under the 1940 Act, the "vote of a majority of the outstanding voting securities of a company" means the vote (a) of 67 per centum or more of the voting securities present at such meeting, if the holders of more than 50 per centum of the outstanding voting securities of such company are present or represented by proxy or (b) of more than 50 per centum of the outstanding voting securities of such company, whichever is the less.

If Shareholders approve the Proposal, the Adviser will direct the orderly liquidation of the Portfolio as soon as reasonably practicable, the discharging of, making reasonable provision for the payment of, or maintaining reserves against all liabilities of the Portfolio, and the distribution of the net proceeds to Shareholders in one or more liquidating distributions. Fund management expects that Shareholders will receive such distribution(s) in cash. Such amount will be reduced by the expenses of the Portfolio in connection with the liquidation of the Portfolio pursuant to the Plan of Liquidation. As soon as reasonably practicable following the payment of the final liquidating distribution, the Portfolio will be terminated. If Shareholders do not approve the liquidation of the Portfolio pursuant to the Plan of Liquidation, the Board will consider what further action, if any, to take.

If Shareholders approve the Proposal, the Adviser intends to terminate the Trust when practicable.

The Board unanimously recommends that you vote "FOR" the Proposal.

Background

The Fund commenced operations on March 1, 1987. As of March 9, 2023, the Portfolio had approximately $49.6 million in assets under management, reflecting a reduction of more than $157 million over the past ten years. The Adviser believes it is unlikely that the Portfolio will experience material growth in assets in the foreseeable future and, in fact, believes it is likely that redemptions may continue. The Portfolio's current insurance distributors have not selected the Portfolio as an underlying investment option for new Contracts and the Portfolio has experienced net redemptions as existing Contracts age and reach the surrender period. Because of the declining prospects for the Portfolio's viability and future ability to support its expense structure, the Adviser concluded that it is necessary in the best interest of Shareholders to suspend the offering of Portfolio shares and liquidate the Portfolio. Thus, the Adviser recommended that this course of action be approved by the Trustees.

The Board considered whether it would be necessary in the best interest of Shareholders to suspend the offering of Shares of the Portfolio and deemed advisable and in the best interest of the Portfolio and Shareholders to liquidate the Portfolio. After careful consideration of the matter, the Trustees approved the liquidation of the Portfolio pursuant to the Plan of Liquidation adopted by the Board and directed that the matter be submitted to the Portfolio's Shareholders for their consideration and approval. In evaluating the Plan of Liquidation, the Trustees considered a number of factors, including: (i) the Portfolio is captive sales through certain insurance distributors and not being utilized in new variable contracts and existing variable contracts with contract values allocated to the Portfolio terminating; (ii) the low level of current assets under management and historical flows as the contracts reach the surrender period or otherwise terminate; (iii) the declining prospects for the Portfolio's financial viability and future ability to support its expense structure; and (iv) the viability of alternatives to the liquidation. Based on consideration of the foregoing and all other factors deemed relevant by them, the Trustees unanimously determined that approval of the Plan of Liquidation was in the best interests of the Portfolio and its Shareholders.

If Shareholders of the Portfolio do not approve the Proposal, the Portfolio will not be liquidated and will continue to operate and be managed in accordance with the investment objective and policies of the Portfolio. However, in such case, the Trustees would determine what alternative action, if any, should be taken.

Description of the Plan of Liquidation

The Plan of Liquidation will become effective on the date of its approval by Shareholders (the "Effective Date"). Following Shareholder approval, the Portfolio will, as soon as practicable after the Effective Date, complete the sale of the portfolio securities it holds in order to convert its assets to cash and will not engage in any business activity except for the purpose of winding up its business and affairs, preserving the value of its assets and distributing assets to Shareholders in redemption of the issued and outstanding shares of the Portfolio after the payment to (or reservation of assets for payment to) all creditors of the Portfolio; provided that the Portfolio shall, prior to the making of the final liquidating distribution, continue to honor requests for the purchase and redemption of Shares as permitted in the Portfolio's prospectus, as amended and supplemented, and may, as determined to be appropriate by the Board, make payment of dividends and other distributions to Shareholders and permit the reinvestment thereof in additional Shares. The Plan of Liquidation provides that the Trustees may authorize such variations from, or amendments to, the provisions of the Plan of Liquidation (other than the terms of the liquidating distribution) as may be necessary or appropriate to effect the complete liquidation and termination of the existence of the Portfolio and the distribution of assets of the Portfolio to its Shareholders in redemption of the issued and outstanding shares of the Portfolio, all in accordance with the purposes intended to be accomplished by the Plan of Liquidation.

As soon as practicable after the Effective Date, the Portfolio will send to each Shareholder of record who has not redeemed its Shares one or more liquidating distributions equal to the Shareholder's proportionate interest in the remaining assets of the Portfolio in redemption of all of the issued and outstanding shares of the Portfolio held by the Shareholder and information concerning the sources of the liquidating distribution, to the extent required. An Insurance Company, as applicable, may invest the proceeds from the liquidation of the Portfolio in an alternative investment option made available under their Contract(s) pursuant to instructions received from the Contract Owner. In certain circumstances, if a Contract Owner fails to give instructions to their Insurance Company regarding reinvestment of the liquidating distribution(s), the proceeds may be invested on behalf of the Contract Owner in a default option until instructions are received. Shareholders are encouraged to contact the Insurance Company that issued their Contract(s) or to consult their Contract prospectus for more information. Neither the Board, the Portfolio nor the Adviser had any role in selecting the default investment option(s).

Except as may be otherwise agreed to between the Portfolio and the Adviser, all expenses incurred by or allocable to the Portfolio in carrying out the Plan of Liquidation will be borne by the Portfolio.

The adoption of the Plan of Liquidation will not affect the right of Shareholders to redeem Portfolio shares at their then current net asset value.

It is anticipated that all officers of the Trust, as well as all entities serving the Portfolio, will continue in their present positions and capacities until such time as the Portfolio is liquidated.

If the Plan of Liquidation is approved, the Portfolio is expected to be liquidated on or about July 28, 2023.

General Income Tax Consequences

The following is a summary of certain federal income tax considerations generally relevant to the Portfolio and its Shareholders. No attempt is made to present a detailed explanation of the tax treatment of the Portfolio or its

Shareholders, and the discussion here is not intended as a substitute for careful tax planning. Shareholders are urged to consult their tax advisors with specific reference to their own tax situations.

This general discussion of certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations issued thereunder as in effect on the date of this Proxy Statement. New legislation, as well as administrative changes or court decisions, may significantly change the conclusions expressed herein, possibly with retroactive effect.

Prior to or on the last day of the Portfolio's final taxable year, the Trustees may authorize an income or capital gain dividend that would be distributed in addition to the final liquidation distribution.

Shares of the Portfolio are held by life insurance companies for their separate accounts under variable annuity contracts and variable life insurance policies and by other entities under qualified pension and retirement plans.

Under the provisions of the Code currently in effect, net income and net realized capital gains of the Portfolio are not currently taxable when left to accumulate within a variable annuity contract or variable life insurance policy or under a qualified pension or retirement plan.

The liquidation is not expected to be a taxable event for the Portfolio or for holders of a variable annuity contract or variable life insurance policy issued by an insurance company that offers the Portfolio as an underlying investment option.

Section 817(h) of the Code provides that the investments of a separate account underlying a variable insurance contract (or the investments of a mutual fund, the shares of which are owned by the variable separate account) must be "adequately diversified" in order for the contract to be treated as an annuity or as life insurance for federal income tax purposes. The Treasury Department has issued regulations explaining these diversification requirements. The Portfolio believes that it has complied, and will continue to comply, with these requirements until liquidation.

The Portfolio expects to retain its qualification as a regulated investment company ("RIC") under the Code, during the liquidation period and, therefore, expects not to be taxed on any of its net capital gains realized from the sale of its assets or ordinary income earned that it timely distributes to Shareholders. In the unlikely event that the Portfolio should lose its status as a RIC during the liquidation process, (i) the Portfolio would be subject to taxes which would reduce any or all of the types of liquidating distributions and (ii) owners of variable annuity contracts and variable life insurance policies based on the Portfolio would be treated as owning shares of the Portfolio (rather than their proportionate share of the assets of such portfolio) for purposes of the diversification requirements under Section 817(h) of the Code, and as a result might be taxed currently on the investment earnings under their contracts and thereby lose the benefit of tax deferral.

For information on federal income taxation of a life insurance company with respect to its receipt of distributions from the Portfolio and federal income taxation of owners of the company's variable annuity contracts or variable life insurance policies, refer to the life insurance company's variable annuity contract or variable life insurance policy prospectus.

The Board unanimously recommends that you vote "FOR" the Proposal.

ADDITIONAL INFORMATION

General

The holders of a majority of the shares issued and outstanding and entitled to vote of the Portfolio, present in person or represented by proxy, will constitute a quorum at the Meeting. Abstentions will be treated as shares present at the Meeting for purposes of determining quorum and have the same effect as votes "AGAINST" the Proposal. In the event that the necessary quorum to transact business or the vote required to approve or reject the Proposal is not obtained at the Meeting, the chairman of the meeting, an officer of the Trust or the Shareholders present in person or represented by proxy and entitled to vote thereat shall have the power to adjourn the meeting from time to time. If the power of Shareholders to adjourn is invoked, then the affirmative vote of the holders of a majority of the Shares then present in person or represented by proxy shall be required to adjourn any meeting. Any adjourned meeting may be reconvened with further notice.

Where an adjournment is proposed because the necessary quorum to transact business is not obtained at the Meeting, the persons named as proxies will vote in favor of such adjournment provided that such persons named as proxies determine that such adjournment and additional solicitation is reasonable and in the interests of Shareholders based on all relevant factors, including the nature of the proposal, the percentage of Shareholders present or represented by proxy, the nature of the proposed solicitation activities and the nature of the reasons for the further solicitation. Where an adjournment is proposed because the vote required to approve or reject the Proposal is not obtained at the Meeting, the persons named as proxies will vote in favor of such adjournment those Proxies which they are entitled to vote in favor of the Proposal and will vote against any such adjournment those Proxies required to be voted against the Proposal. Abstentions will not be voted either for or against any such adjournment. The Trust's Declaration of Trust requires that the Proposal (i.e., the liquidation of the Portfolio) be approved by the affirmative vote of a majority of the outstanding voting securities of the Portfolio, as that phrase is defined in the 1940 Act.

Principal Underwriter, Investment Adviser and Administrator

Morgan Stanley Distribution, Inc., whose principal address is 522 Fifth Avenue, New York, NY 10036, is the principal underwriter for the Portfolio. Morgan Stanley Investment Management Inc., whose principal address is 522 Fifth Avenue, New York, NY 10036, serves as the Portfolio's Adviser and administrator.

Submission of Shareholder Proposals

The Trust is not required and does not intend to hold regular shareholder meetings unless shareholder action is required in accordance with the 1940 Act. Shareholders who would like to submit proposals for consideration at future shareholder meetings of the Trust should send written proposals to Mary E. Mullin, Secretary, 522 Fifth Avenue, New York, NY 10036. To be considered for presentation at a shareholders' meeting, rules promulgated by the SEC require that, among other things, a shareholder's proposal must be received at the offices of the Trust within a reasonable time before a solicitation is made. Timely submission of a proposal does not necessarily mean that such proposal will be included.

Security Ownership of Certain Owners

As of the Record Date, [ ] owned 5% or more of each Class of the outstanding shares of the Portfolio listed below for allocation to its Separate Accounts, none of the Trust's Trustees was a Contract Owner under the separate accounts, and the aggregate number of shares of the Portfolio allocated to Contracts owned by the Trust's officers as a group was less than one percent of the Portfolio's outstanding Class X or Class Y shares.

The address of [ ] is [ ].

[ ] owned 5% or more of the shares of each Class of the Portfolio as of the Record Date:

Class/Fund	[ ]
Class X: Income Plus Portfolio	[ ]%
Class Y: Income Plus Portfolio	[ ]%

OTHER MATTERS

The Board knows of no business, other than that set forth in the Notice of Special Meeting of Shareholders, to be presented for consideration at the Meeting. However, the Proxy Statement confers discretionary authority upon the persons named therein to vote as they determine on other business, not currently contemplated, which may come before the Meeting.

MARY E. MULLIN
Secretary

Dated: [May 22], 2023

Shareholders who do not expect to be present at the Meeting and who wish to have their shares voted are requested to vote their shares on the Internet, by telephone or by dating and signing the enclosed Proxy Card(s) or Voting Instruction Card(s) and returning it in the enclosed envelope. No postage is required if mailed in the United States.

EXHIBIT A

PLAN OF LIQUIDATION

The following Plan of Liquidation (the "Plan") of the Income Plus Portfolio (the "Portfolio"), a series of Morgan Stanley Variable Investment Series (the "Trust"), a business trust organized and existing under the laws of the Commonwealth of Massachusetts, which operates as an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), is intended to accomplish the complete liquidation of the Portfolio and the redemption of all of the issued and outstanding shares of the Portfolio in conformity with the provisions of the Investment Company Act, the Securities Act of 1933, as amended (the "Securities Act"), the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), including but not limited to Section 331 or Section 332 of the Internal Revenue Code, as the case may be, the Trust's Declaration of Trust, dated February 24, 1983, as amended (the "Declaration of Trust"), and under Massachusetts law.

WHEREAS, the Trust's Board of Trustees (the "Board") has deemed it advisable and in the best interests of the Portfolio and its shareholders for the Portfolio to liquidate its assets and to redeem all of its issued and outstanding shares, and the Board, on April 10, 2023, considered the matter and directed that such liquidation and such redemption and the termination of the Portfolio, all pursuant to this Plan, be submitted to the shareholders of the Portfolio for their consideration and approval.

NOW, THEREFORE, the liquidation of the Portfolio and the redemption of all of the issued and outstanding shares of the Portfolio shall be carried out in the manner hereinafter set forth:

1.  Effective Date of Plan. This Plan shall be and become effective upon written notice given or caused to be given by the Trustees, or their designees, to all of the shareholders of the Portfolio and the approval of the Plan by a majority of the outstanding voting securities of the Portfolio, as defined under the Investment Company Act and in accordance with the Declaration of Trust (the "Effective Date"). Such notice to the shareholders of the Portfolio shall comply with Section 6.7 of the Declaration of Trust relating to notices to shareholders.

2.  Cessation of Business. After the Effective Date, the Portfolio shall not engage in any business activities except for the purpose of winding up its business and affairs, preserving the value of its assets and distributing its assets to its shareholders in redemption of the issued and outstanding shares of the Portfolio in accordance with the provisions of this Plan after the payment to (or reservation of assets for payment to) all creditors of the Portfolio; provided that the Portfolio shall, prior to the making of the final liquidating distribution, continue to honor requests for the purchase and redemption of shares as permitted in the Portfolio's prospectus, as amended and supplemented, and may, as determined to be appropriate by the Board, make payment of dividends and other distributions to shareholders and permit the reinvestment thereof in additional shares, as applicable.

3.  Liquidation of Assets. After the Effective Date, the Portfolio shall cause the liquidation of its assets to cash form as practicable consistent with the terms of this Plan.

4.  Payment of Debts. As soon as practicable after the Effective Date, the Portfolio shall determine and pay (or reserve sufficient amounts to pay) the amount of all known or reasonably ascertainable liabilities of the Portfolio incurred or expected to be incurred prior to the date of the liquidating distribution provided in Section 5 below.

5.  Liquidating Distribution. As soon as practicable after the Effective Date, the Portfolio will mail or wire, as applicable, the following to each shareholder of record who has not redeemed its shares of the Portfolio as of the close of business on such date: (i) one or more liquidating distributions equal to the shareholder's proportionate interest in the remaining assets of the Portfolio (after the payments and creation of the reserves contemplated by Section 4 above) in redemption of all of the issued and outstanding shares of the Portfolio held by such shareholder, and (ii) information concerning the sources of the liquidating distribution, to the extent required.

6.  Expenses of Liquidation and Dissolution. Except as may be otherwise agreed to between the Trust and its investment adviser, Morgan Stanley Investment Management Inc., all expenses incurred by or allocable to the Portfolio in carrying out this Plan, liquidating the Portfolio and redeeming the issued and outstanding shares of the Portfolio shall be borne by the Portfolio.

7.  Receipt of Cash or Other Distributions After the Final Liquidating Distribution. Following the final liquidating distribution, if the Trust (or Morgan Stanley Investment Management Inc.) on behalf of the Portfolio receives any form of cash or is entitled to any other distributions that it had not recorded on its books on or before the final liquidating distribution, except as otherwise described below, such cash or other distribution (net of all expenses associated with effecting the disposition of such cash or distribution) will be disbursed in the following manner, provided that the officers of the Trust determine it is cost effective to do so:

(a)  The Trust will determine each shareholder of record of the Portfolio as of May 1, 2023 (the "Record Date") or such other date deemed necessary or appropriate by an officer of the Trust.

(b)  The Trust will then identify each shareholder of record as of the Record Date who would be entitled to a pro rata share of the cash or distribution received by the Portfolio.

(c)  The Trust will then be responsible for disbursing to each such shareholder of record, their pro rata portion of the cash.

In such event the officers determine that distribution of any such amounts is impracticable due to the cost of doing so, the officers shall present a proposal for the disposition of such amounts to the Board for consideration.

8.  Power of the Board of Trustees. The Board and, subject to the general direction of the Board, the officers of the Trust, in each case acting on behalf of the Trust or the Portfolio, as the case may be, shall have authority to do or authorize any and all acts and things as provided for in this Plan and any and all such further acts and things as the Board or such officers, as the case may be, may consider necessary or desirable to carry out the purposes of this Plan, including without limitation, the execution and filing of all certificates, documents, notices, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement this Plan or which may be required by the provisions of the Investment Company Act, the Securities Act, the Internal Revenue Code and applicable Massachusetts law.

The death, resignation or other disability of any trustee or any officer of the Trust shall not impair the authority of the surviving or remaining trustees or officers to exercise any of the powers provided for in this Plan.

9.  Amendment or Abandonment of the Plan. The Board shall have the authority to authorize such variations from or amendments to the provisions of this Plan (other than the terms of the liquidating distribution) as may be necessary or appropriate to effect the complete liquidation and termination of the existence of the Portfolio, and the distribution of assets of the Portfolio to its shareholders in redemption of the issued and outstanding shares of the Portfolio, all in accordance with the purposes intended to be accomplished by this Plan. The Board may abandon this Plan at any time prior to the Effective Date if it determines that abandonment would be in the best interests of the Portfolio and the shareholders of the Portfolio.

Except as otherwise provided in this Article 9, this Plan may be amended by the officers of the Trust as they, with the advice of counsel, may deem necessary or appropriate to effect the termination and liquidation of the Portfolio in accordance with this Plan. The terms of this Plan with respect to liquidating distributions may be amended only by the Board. The officers of Morgan Stanley Investment Management Inc. are authorized and directed to make, execute and deliver such agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as they deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation and termination of the Portfolio and the redemption of its outstanding shares in accordance with this Plan.

10.  Satisfaction of Federal Income and Excise Tax Distribution Requirements. At or immediately prior to the liquidation date, the Trust shall, if necessary, have declared and paid a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the shareholders of the Portfolio all of the Portfolio's investment company taxable income for taxable years ending at or prior to the liquidation date (computed without regard to any deduction for dividends paid) and all of its net capital gain, if any, realized in taxable years ending at or prior to the liquidation date (after reduction for any capital loss carry-forward) and undistributed net income from tax-exempt obligations and any additional amounts necessary to avoid any income tax and excise tax for such periods. Such dividends may be paid either prior to or at the same time as the liquidating distributions.

11.  Governing Law. This Plan shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

12.  Other United States Federal Income Tax Matters. This Plan is intended to constitute a plan of liquidation for purposes of Sections 331 and 332 of the Internal Revenue Code, as applicable, and shall be interpreted and applied consistently therewith.

Morgan Stanley Variable Investment Series,

On behalf of the Income Plus Portfolio

By:

Name:

Title:

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature [Joint Owners] Date MORGAN STANLEY INVESTMENT MANAGEMENT INC. 522 FIFTH AVENUE NEW YORK, NY 10036 2. To consider and act upon any other business as may properly come before the Meeting. 1. To consider and act upon a proposal to liquidate the Portfolio pursuant to the Plan of Liquidation adopted by the Trust's Board of Trustees (the "Proposal"). V17122-S65803 This proxy is solicited on behalf of the Board of Trustees. The Board of Trustees recommends you vote FOR the following proposal: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! ! ! For Against Abstain To vote by Internet 1) Read the Proxy Statement and have the proxy card below at hand. 2) Go to website www.proxyvote.com or scan the QR Barcode above 3) Follow the instructions provided on the website. To vote by Telephone 1) Read the Proxy Statement and have the proxy card below at hand. 2) Call 1-800-690-6903 3) Follow the instructions. To vote by Mail 1) Read the Proxy Statement. 2) Check the appropriate box on the proxy card below. 3) Sign and date the proxy card. 4) Return the proxy card in the envelope provided. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com. V17123-S65803 MORGAN STANLEY VARIABLE INVESTMENT SERIES INCOME PLUS PORTFOLIO The undersigned hereby appoints John H. Gernon, Mary E. Mullin and Nicholas Di Lorenzo, and each of them, the proxies of the undersigned, with right of submission, to vote all shares of the Portfolio as indicated on the reverse side which the undersigned is entitled to vote, at the 2023 Special Meeting of Morgan Stanley Variable Investment Series' Income Plus Portfolio, to be held on July 7, 2023 at 9:00 a.m., New York local time, at Morgan Stanley Investment Management Inc., Conference Room 3F, 3rd Floor, 522 Fifth Avenue, New York, NY 10036, and any continuation following any adjournments or postponements thereof, and on any other matters that may arise in the meeting, in accordance with their best judgment. This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned, and, in the discretion of such proxies, upon any and all other matters as may properly come before the meeting or any adjournments or postponements thereof. You are encouraged to specify your choice by marking the appropriate box, but you need not mark any box if you wish to vote in accordance with the Board of Trustees' recommendation; just sign, date and return this proxy in the enclosed envelope. The Board unanimously recommends that you vote “FOR” the Proposal. Your vote is important. Please return your Proxy Card(s) promptly no matter how many shares you own. Please sign and date the proxy card on the reverse side